SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2014

Date of Report (Date of earliest event reported)

MicroChannel Technologies Corporation

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-146404

(Commission File Number)

98-0539775

(I.R.S. Employer Identification No.)

10632 Little Patuxent Parkway

Suite 406

Columbia, Maryland 21044

(Address of principal executive offices)

(800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 9, 2014, MicroChannel Technologies Corporation (the “Company”) entered into a promissory note in the principal amount of $70,000 (the “Promissory Note”) with Mr. Jatinder S. Bhogal, a stockholder of the Company owning in excess of 10% of the Company’s issued and outstanding common stock. The Promissory Note accrues interest at an annual rate of 7%, is due on January 9, 2016 and may be prepaid by the Company without penalty.

The foregoing description of the Promissory Note is qualified in its entirety by reference to the Promissory Note, a copy of which is attached as Exhibit 10.1 hereto.

SECTION 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

SECTION 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

Number	Description

10.1	Promissory Note dated January 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on February 4, 2014.

MicroChannel Technologies Corporation

By: /s/ David Gamache

David Gamache

President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director